Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 19, 2025, with respects to our audits of the consolidated financial statements of Nova Minerals Limited as of and for the years ended June 30, 2025 and 2024. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

December 11, 2025